Exhibit 10.1

KKR FINANCIAL ADVISORS LLC
555 CALIFORNIA STREET, 50TH FLOOR
SAN FRANCISCO, CA 94104

November 7, 2016

KKR Financial Holdings LLC
555 California Street, 50th Floor
San Francisco, CA 94104
Attention: Chief Executive Officer
Reference is hereby made to the Amended and Restated Management Agreement (as amended through the date hereof, the “Management Agreement”) dated as of May 4, 2007 among KKR Financial Holdings LLC, a Delaware limited liability company (the “Company”), KKR Financial Corp., a Maryland corporation, and KKR Financial Advisors LLC, a Delaware limited liability company (the “Manager”). Capitalized terms used herein and not defined herein shall have the meaning set forth in the Management Agreement, as applicable.
By this letter the Manager hereby releases, relinquishes and forever discharges in full the Company from the payment of any Incentive Compensation due to the Manager pursuant to Section 8(d) of the Agreement for the quarterly period ended September 30, 2016. The Manager and Company agree that this letter agreement shall have effect as of September 30, 2016.

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KKR FINANCIAL ADVISORS LLC,
as Manager

By:	KKR Credit Advisors (US) LLC, as Sole Member

By:	/s/ Jeffrey B. Van Horn Name: Jeffrey B. Van Horn Title: Authorized Signatory

Acknowledged,
KKR FINANCIAL HOLDINGS LLC

By: /s/ William J. Janetschek
Name: William J. Janetschek
Title: Chief Executive Officer

051215-0012-13489-Active.20400799.1